Exhibit 99.1
Filed by Enterprise Bancorp, Inc.
pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

Subject Company: Enterprise Bancorp, Inc.
SEC File No.: 001-33912
Date: January 28, 2025

Contact Info: Joseph R. Lussier, Executive Vice President, Chief Financial Officer and Treasurer (978) 656-5578

Enterprise Bancorp, Inc. Announces Fourth Quarter Financial Results

LOWELL, MA, January 28, 2025 (GLOBE NEWSWIRE) - Enterprise Bancorp, Inc. ("Enterprise") (NASDAQ: EBTC), parent of Enterprise Bank, announced its financial results for the three months ended December 31, 2024. Net income amounted to $10.7 million, or $0.86 per diluted common share, for the three months ended December 31, 2024, compared to $10.0 million, or $0.80 per diluted common share, for the three months ended September 30, 2024 and $7.9 million, or $0.64 per diluted common share, for the three months ended December 31, 2023.

On December 9, 2024, Enterprise and Enterprise Bank announced the signing of a definitive merger agreement with Independent Bank Corp. ("Independent") and its wholly owned subsidiary, Rockland Trust Company ("Rockland Trust"), pursuant to which Enterprise will merge with and into Independent and Enterprise Bank will merge into Rockland Trust. The proposed merger is expected to close in the second half of 2025, subject to customary closing conditions, including regulatory approvals and approval of Enterprise shareholders. No vote of Independent Bank Corp. shareholders is required.

Selected financial results at or for the quarter ended December 31, 2024, compared to September 30, 2024, were as follows:
•The returns on average assets and average equity were 0.89% and 11.82%, respectively.
•Tax-equivalent net interest margin (non-GAAP) ("net interest margin") was 3.29%, an increase of 7 basis points.
•Total loans amounted to $3.98 billion, an increase of 3.2%.
•Total deposits were relatively unchanged and amounted to $4.19 billion.
•Wealth assets under management and administration amounted to $1.54 billion, an increase of 1.4%.

Chief Executive Officer Steven Larochelle commented, "As we continue to work toward the upcoming completion of the proposed merger with Rockland Trust, I am pleased to announce that our team continued to deliver strong results in the fourth quarter. Loan growth was once again robust at 3.2% for the quarter while operating results were positively impacted by margin expansion as we benefited from the impact of Federal Reserve Bank interest rate cuts coupled with the flattening of the yield curve."

Executive Chairman & Founder George Duncan stated, "The news of our anticipated merger with Rockland Trust has been well received by our shareholders, customers and communities. The planning of our integration with them is going well and the anticipated synergies and cultural alignment of our two banks are being confirmed."

Mr. Duncan added, "I congratulate Steve, and the whole team, for another very successful quarter and year. This was our third straight year of 12% loan growth, and I believe this is a testament to our relationship-based sales and service culture partnered with our strong commitment to community outreach and involvement."

Net Interest Income
Net interest income for the three months ended December 31, 2024, amounted to $38.5 million, an increase of $2.0 million, or 5%, compared to the three months ended December 31, 2023. The increase was due primarily to an increase in loan interest income of $7.8 million, partially offset by an increase in deposit interest expense of $3.7 million and a decrease in income on other interest-earning assets of $1.5 million.

The increase in interest income during the fourth quarter of 2024, compared to the prior year quarter, was due primarily to loan growth and higher loan yields, while the increase in interest expense during the period was attributed primarily to an increase in certificates of deposit balances and higher market rates on deposits.

Net Interest Margin
Net interest margin for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, amounted to 3.29%, 3.22% and 3.29%, respectively.

Three months ended – December 31, 2024, compared to December 31, 2023
Net interest margin was positively impacted by loan growth and an increase in loan yields, offset by increases in average funding liabilities and funding costs as well as a decrease in the average balance of other interest-earning assets.

The increase in interest-earning asset yields of 27 basis points was due primarily to loan repricing and originations at higher interest rates while the increase in funding costs of 29 basis points was driven by higher market rates and growth in certificate of deposit balances.

Three months ended – December 31, 2024, compared to September 30, 2024
The increase in net interest margin was due primarily to loan growth and a decrease in funding costs, partially offset by decreases in interest-earning asset yields and the average balance of other interest-earning assets.

The decreases in funding costs of 10 basis points and interest-earning asset yields of 3 basis points were driven primarily by the 100 basis point reduction in the federal funds rate from September 2024 through December 2024. In addition, the decrease in other interest-earning assets resulted mainly from funding loan growth during the period.

Provision for Credit Losses
The provision for credit losses for the three-month periods ended December 31, 2024 and December 31, 2023, are presented below:

	Three months ended		Increase / (Decrease)
(Dollars in thousands)	December 31, 2024	December 31, 2023
Provision for credit losses on loans - collectively evaluated	$1,939	$1,132	$807
Provision for credit losses on loans - individually evaluated	(1,874)	(27)	(1,847)
Provision for credit losses on loans	65	1,105	(1,040)

Provision for unfunded commitments	(171)	1,388	(1,559)

Provision for credit losses	$(106)	$2,493	$(2,599)

The decrease in the provision for credit losses of $2.6 million was due to net decreases in reserves on individually evaluated loans of $1.8 million and unfunded commitments of $1.6 million, partially offset by an increase in reserves on collectively evaluated loans of $807 thousand which was due primarily to loan growth.

The decrease in reserves on individually evaluated loans was due primarily to two commercial relationships that experienced improvement in their collateral valuation during the period and the decrease in reserves for unfunded commitments resulted primarily by a decrease in off-balance sheet commitments that required a reserve.

Non-Interest Income
Non-interest income for the three months ended December 31, 2024, amounted to $5.6 million, an increase of $69 thousand, or 1%, compared to the three months ended December 31, 2023. The increase was due primarily to increases in wealth management fees, income on bank-owned life insurance and other income, partially offset by a decrease in gains on equity securities.

Non-Interest Expense
Non-interest expense for the three months ended December 31, 2024, amounted to $29.8 million, an increase of $1.6 million, or 6%, compared to the three months ended December 31, 2023. The increase was due primarily to increases in salaries and employee benefits expense of $808 thousand and merger-related expenses of $1.1 million.

Income Taxes
The effective tax rate for the three months ended December 31, 2024, amounted to 25.4%, compared to 30.3% for the three months ended December 31, 2023. The decrease was due primarily to annual book to tax return adjustments in the prior year quarter.

Balance Sheet
Total assets amounted to $4.83 billion at December 31, 2024, compared to $4.47 billion at December 31, 2023, an increase of 8%.

Total investment securities at fair value amounted to $593.6 million at December 31, 2024, compared to $668.2 million at December 31, 2023. The decrease of 11% during the year ended December 31, 2024, was largely attributable to principal pay-downs, calls and maturities. In addition, unrealized losses on debt securities amounted to $101.8 million at December 31, 2024, compared to $102.9 million at December 31, 2023, a decrease of 1%.

Total loans amounted to $3.98 billion at December 31, 2024, compared to $3.57 billion at December 31, 2023. The increase of 12% during the year ended December 31, 2024, was due primarily to increases in commercial real estate and construction loans of $203.1 million and $94.9 million, respectively.

Total deposits amounted to $4.19 billion at December 31, 2024, compared to $3.98 billion at December 31, 2023. The increase of 5% during the year ended December 31, 2024, was due primarily to increases in money market and certificate of deposit balances of $51.5 million and $164.1 million, respectively.

Total borrowed funds amounted to $153.1 million at December 31, 2024, compared to $25.8 million at December 31, 2023. The increase of $127.4 million during the year ended December 31, 2024, the majority of which occurred at the end of December, resulted primarily from an increase in short-term advances used to support strong loan growth. Average borrowed funds during the fourth quarter of 2024 amounted to $37.8 million.

Total shareholders' equity amounted to $360.7 million at December 31, 2024, compared to $329.1 million at December 31, 2023. The increase of 10% during the year ended December 31, 2024, was due primarily to an increase in retained earnings of $26.9 million.

Credit Quality
Selected credit quality metrics at December 31, 2024, compared to December 31, 2023, were as follows:
•The allowance for credit losses ("ACL") for loans amounted to $63.5 million, or 1.59% of total loans, compared to $59.0 million, or 1.65% of total loans. The decrease in the ACL for loans to total loan ratio was due primarily to a decrease in reserves on individually evaluated loans and a decrease in qualitative factors within our ACL model.
•The reserve for unfunded commitments (included in other liabilities) amounted to $4.4 million, compared to $7.1 million. The decrease was driven primarily by a decrease in off-balance sheet commitments that required a reserve.
•Non-performing loans amounted to $26.7 million, or 0.67% of total loans, compared to $11.4 million, or 0.32% of total loans. The increase resulted primarily from two individually evaluated commercial construction loans which were placed on non-accrual.

Net charge-offs for the year ended December 31, 2024, amounted to $206 thousand, or 0.01% of average total loans, compared to $105 thousand, or 0.00% of average total loans, for the year ended December 31, 2023.

Wealth Management
Wealth assets under management and administration, which are not carried as assets on the Company's consolidated balance sheets, amounted to $1.54 billion at December 31, 2024, an increase of $215.8 million, or 16%, compared to December 31, 2023, and resulted primarily from an increase in market values.

About Enterprise Bancorp, Inc.
Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank, and has reported 141 consecutive profitable quarters. Enterprise Bank is principally engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities. Through Enterprise Bank and its subsidiaries, the Company offers a range of commercial, residential and consumer loan products, deposit products and cash management services, electronic and digital banking options, as well as wealth management, and trust services. The Company's headquarters and Enterprise Bank's main office are located at 222 Merrimack Street in Lowell, Massachusetts. The Company's primary market area is the Northern Middlesex, Northern Essex, and Northern Worcester counties of Massachusetts and the Southern Hillsborough and Southern Rockingham counties in New Hampshire. Enterprise Bank has 27 full-service branches located in the Massachusetts communities of Acton, Andover, Billerica (2), Chelmsford (2), Dracut, Fitchburg, Lawrence, Leominster, Lexington, Lowell (2), Methuen, North Andover, Tewksbury (2), Tyngsborough and Westford and in the New Hampshire communities of Derry, Hudson, Londonderry, Nashua (2), Pelham, Salem and Windham.

Forward-Looking Statements
This earnings release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by references to a future period or periods or by the use of the words "believe," "expect," "anticipate," "intend," "upcoming," "estimate," "assume," "will," "should," "could," "plan," and other similar terms or expressions. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties, and other factors may cause the actual results, performance, and achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed in, or implied by, the forward-looking statements. Factors that could cause such differences include, but are not limited to, (i) disruption from the proposed merger with Independent; (ii) the risk that the proposed merger with Independent may not be completed in a timely manner or at all; (iii) the occurrence of any event, change, or other circumstances that could give rise to the termination of the proposed merger with Independent, including under circumstances that would require Enterprise to pay a termination fee; (iv) the failure to obtain necessary shareholder or regulatory approvals for the proposed merger with Independent; (v) the ability to successfully integrate the combined business; (vi) the possibility that the amount of the costs, fees, expenses, and charges related to the proposed merger with Independent may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities; (vii) the failure of the conditions to the proposed merger with Independent to be satisfied; (viii) reputational risk and the reaction of the parties' customers to the proposed merger with Independent; (xi) the risk of potential litigation or regulatory action related to the proposed merger with Independent; (x) the impact on us and our customers of a decline in general economic conditions and any regulatory responses thereto; (xi) potential recession in the United States and our market areas; (xii) the impacts related to or resulting from uncertainty in the banking industry as a whole; (xiii) increased competition for deposits and related changes in deposit customer behavior; (xiv) the impact of changes in market interest rates, whether due to a continuation of the elevated interest rate environment or further reductions in interest rates and a resulting decline in net interest income; (xv) the lingering inflationary pressures, and the risk of the resurgence of elevated levels of inflation, in the United States and our market areas; (xvi) the uncertain impacts of ongoing quantitative tightening and current and future monetary policies of the Board of Governors of the Federal Reserve System; (xvii) increases in unemployment rates in the United States and our market areas; (xviii) declines in commercial real estate values and prices; (xix) uncertainty regarding United States fiscal debt, deficit and budget matters; (xx) cyber incidents or other failures, disruptions or breaches of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; (xxi) severe weather, natural disasters, acts of war or terrorism, geopolitical instability or other external events, including as a result of changes in U.S. presidential administrations or Congress, including potential changes in U.S. and international trade policies and the resulting impact on the Company and its customers; (xxii) competition and market expansion opportunities; (xxiii) changes in non-interest expenditures or in the anticipated benefits of such expenditures; (xxiv) changes in tax laws; (xxv) the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learnings; (xxvi) potential increased costs related to the impacts of climate change; and (xxvii) current or future litigation, regulatory examinations or other legal and/or regulatory actions. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized and readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release. For more information about these factors, please see our reports filed with or furnished to the U.S. Securities and Exchange Commission (the "SEC"), including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the SEC, including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Any forward-looking statements contained in this earnings release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

ENTERPRISE BANCORP, INC.
Consolidated Balance Sheets
(unaudited)

(Dollars in thousands, except per share data)	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents:
Cash and due from banks	$42,689	$37,443
Interest-earning deposits with banks	41,152	19,149
Total cash and cash equivalents	83,841	56,592
Investments:
Debt securities at fair value (amortized cost of $685,766 and $763,981, respectively)	583,930	661,113
Equity securities at fair value	9,665	7,058
Total investment securities at fair value	593,595	668,171
Federal Home Loan Bank stock	7,093	2,402
Loans held for sale	520	200
Loans:
Total loans	3,982,898	3,567,631
Allowance for credit losses	(63,498)	(58,995)
Net loans	3,919,400	3,508,636
Premises and equipment, net	42,444	44,931
Lease right-of-use asset	24,126	24,820
Accrued interest receivable	20,553	19,233
Deferred income taxes, net	49,096	49,166
Bank-owned life insurance	67,421	65,455
Prepaid income taxes	2,583	1,589
Prepaid expenses and other assets	11,398	19,183
Goodwill	5,656	5,656
Total assets	$4,827,726	$4,466,034
Liabilities and Shareholders' Equity
Liabilities
Deposits	$4,187,698	$3,977,521
Borrowed funds	153,136	25,768
Subordinated debt	59,815	59,498
Lease liability	23,849	24,441
Accrued expenses and other liabilities	33,425	45,011
Accrued interest payable	9,055	4,678
Total liabilities	4,466,978	4,136,917
Commitments and Contingencies
Shareholders' Equity
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized; no shares issued	—	—
Common stock, $0.01 par value per share; 40,000,000 shares authorized; 12,447,308 and 12,272,674 shares issued and outstanding, respectively.	124	123
Additional paid-in capital	111,295	107,377
Retained earnings	328,243	301,380
Accumulated other comprehensive loss	(78,914)	(79,763)
Total shareholders' equity	360,748	329,117
Total liabilities and shareholders' equity	$4,827,726	$4,466,034

ENTERPRISE BANCORP, INC.
Consolidated Statements of Income
(unaudited)

	Three months ended			Year ended
(Dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Interest and dividend income:
Other interest-earning assets	$833	$2,497	$2,350	$6,199	$9,943
Investment securities	3,881	3,835	4,219	15,693	18,575
Loans and loans held for sale	54,528	53,809	46,680	208,378	172,535
Total interest and dividend income	59,242	60,141	53,249	230,270	201,053
Interest expense:
Deposits	19,488	20,581	15,821	76,513	44,389
Borrowed funds	394	674	43	2,426	113
Subordinated debt	867	866	867	3,467	3,467
Total interest expense	20,749	22,121	16,731	82,406	47,969
Net interest income	38,493	38,020	36,518	147,864	153,084
Provision for credit losses	(106)	1,332	2,493	1,985	9,249
Net interest income after provision for credit losses	38,599	36,688	34,025	145,879	143,835
Non-interest income:
Wealth management fees	2,043	2,025	1,797	7,888	6,730
Deposit and interchange fees	2,240	2,282	2,145	8,875	8,475
Income on bank-owned life insurance, net	522	518	314	2,001	1,264
Net losses on sales of debt securities	—	(2)	—	(2)	(2,419)
Net gains on sales of loans	33	57	—	156	34
Net (losses) gains on equity securities	(30)	604	674	1,140	666
Other income	808	656	617	2,821	2,859
Total non-interest income	5,616	6,140	5,547	22,879	17,609
Non-interest expense:
Salaries and employee benefits	19,276	20,097	18,468	78,224	72,283
Occupancy and equipment expenses	2,364	2,438	2,283	9,667	9,722
Technology and telecommunications expenses	2,687	2,618	2,719	10,708	10,656
Advertising and public relations expenses	609	559	709	2,585	2,786
Audit, legal and other professional fees	460	569	788	2,474	2,945
Deposit insurance premiums	950	900	768	3,571	2,712
Supplies and postage expenses	242	261	245	980	998
Merger-related expenses	1,137	—	—	1,137	—
Other operating expenses	2,117	1,911	2,244	7,786	8,097
Total non-interest expense	29,842	29,353	28,224	117,132	110,199
Income before income taxes	14,373	13,475	11,348	51,626	51,245
Provision for income taxes	3,646	3,488	3,441	12,893	13,187
Net income	$10,727	$9,987	$7,907	$38,733	$38,058

Basic earnings per common share	$0.86	$0.80	$0.64	$3.13	$3.11
Diluted earnings per common share	$0.86	$0.80	$0.64	$3.12	$3.11

Basic weighted average common shares outstanding	12,433,895	12,428,543	12,261,918	12,386,669	12,223,626
Diluted weighted average common shares outstanding	12,460,063	12,438,160	12,276,769	12,398,062	12,244,036

ENTERPRISE BANCORP, INC.
Selected Consolidated Financial Data and Ratios
(unaudited)

	At or for the three months ended
(Dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Balance Sheet Data
Total cash and cash equivalents	$83,841	$88,632	$199,719	$147,834	$56,592
Total investment securities at fair value	593,595	631,975	636,838	652,026	668,171
Total loans	3,982,898	3,858,940	3,768,649	3,654,322	3,567,631
Allowance for credit losses	(63,498)	(63,654)	(61,999)	(60,741)	(58,995)
Total assets	4,827,726	4,742,809	4,773,681	4,624,015	4,466,034
Total deposits	4,187,698	4,189,461	4,248,801	4,106,119	3,977,521
Borrowed funds	153,136	59,949	61,785	63,246	25,768
Subordinated debt	59,815	59,736	59,657	59,577	59,498
Total shareholders' equity	360,748	368,109	340,441	333,439	329,117
Total liabilities and shareholders' equity	4,827,726	4,742,809	4,773,681	4,624,015	4,466,034

Wealth Management
Wealth assets under management	$1,230,014	$1,212,076	$1,129,147	$1,105,036	$1,077,761
Wealth assets under administration	$305,930	$302,891	$267,529	$268,074	$242,338

Shareholders' Equity Ratios
Book value per common share	$28.98	$29.62	$27.40	$26.94	$26.82
Dividends paid per common share	$0.24	$0.24	$0.24	$0.24	$0.23

Regulatory Capital Ratios
Total capital to risk weighted assets	13.06%	13.07%	13.07%	13.20%	13.12%
Tier 1 capital to risk weighted assets(1)	10.38%	10.36%	10.34%	10.43%	10.34%
Tier 1 capital to average assets	8.94%	8.68%	8.76%	8.85%	8.74%

Credit Quality Data
Non-performing loans	$26,687	$25,946	$17,731	$18,527	$11,414
Non-performing loans to total loans	0.67%	0.67%	0.47%	0.51%	0.32%
Non-performing assets to total assets	0.55%	0.55%	0.37%	0.40%	0.26%
ACL for loans to total loans	1.59%	1.65%	1.65%	1.66%	1.65%
Net charge-offs (recoveries)	$221	$(7)	$(130)	$122	$15

Income Statement Data
Net interest income	$38,493	$38,020	$36,161	$35,190	$36,518
Provision for credit losses	(106)	1,332	137	622	2,493
Total non-interest income	5,616	6,140	5,628	5,495	5,547
Total non-interest expense	29,842	29,353	29,029	28,908	28,224
Income before income taxes	14,373	13,475	12,623	11,155	11,348
Provision for income taxes	3,646	3,488	3,111	2,648	3,441
Net income	$10,727	$9,987	$9,512	$8,507	$7,907

Income Statement Ratios
Diluted earnings per common share	$0.86	$0.80	$0.77	$0.69	$0.64
Return on average total assets	0.89%	0.82%	0.82%	0.75%	0.69%
Return on average shareholders' equity	11.82%	11.20%	11.55%	10.47%	10.21%
Net interest margin (tax-equivalent)(2)	3.29%	3.22%	3.19%	3.20%	3.29%
(1)Ratio also represents common equity tier 1 capital to risk weighted assets as of the periods presented.
(2)Tax-equivalent net interest margin is net interest income adjusted for the tax-equivalent effect associated with tax-exempt loan and investment income, expressed as a percentage of average interest-earning assets.

ENTERPRISE BANCORP, INC.
Consolidated Loan and Deposit Data
(unaudited)

Major classifications of loans at the dates indicated were as follows:

(Dollars in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Commercial real estate owner-occupied	$704,634	$660,063	$660,478	$635,420	$619,302
Commercial real estate non owner-occupied	1,563,201	1,579,827	1,544,386	1,524,174	1,445,435
Commercial and industrial	479,821	415,642	426,976	417,604	430,749
Commercial construction	679,969	674,434	622,094	583,711	585,113
Total commercial loans	3,427,625	3,329,966	3,253,934	3,160,909	3,080,599

Residential mortgages	443,096	424,030	413,323	400,093	393,142
Home equity loans and lines	103,858	95,982	93,220	85,144	85,375
Consumer	8,319	8,962	8,172	8,176	8,515
Total retail loans	555,273	528,974	514,715	493,413	487,032
Total loans	3,982,898	3,858,940	3,768,649	3,654,322	3,567,631

ACL for loans	(63,498)	(63,654)	(61,999)	(60,741)	(58,995)
Net loans	$3,919,400	$3,795,286	$3,706,650	$3,593,581	$3,508,636

Deposits are summarized at the periods indicated were as follows:

(Dollars in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Non-interest checking	$1,077,998	$1,064,424	$1,041,771	$1,038,887	$1,061,009
Interest-bearing checking	699,671	682,050	788,822	730,819	697,632
Savings	270,367	279,824	294,566	285,090	294,865
Money market	1,454,443	1,488,437	1,504,551	1,469,181	1,402,939
CDs $250,000 or less	377,958	375,055	358,149	337,367	295,789
CDs greater than $250,000	307,261	299,671	260,942	244,775	225,287
Deposits	$4,187,698	$4,189,461	$4,248,801	$4,106,119	$3,977,521

ENTERPRISE BANCORP, INC.
Consolidated Average Balance Sheets and Yields (tax-equivalent basis)
(unaudited)

The following table presents the Company's average balance sheets, net interest income and average rates for the periods indicated:

	Three months ended December 31, 2024			Three months ended September 30, 2024			Three months ended December 31, 2023
(Dollars in thousands)	Average Balance	Interest(1)	Average Yield(1)	Average Balance	Interest(1)	Average Yield(1)	Average Balance	Interest(1)	Average Yield(1)
Assets:
Other interest-earning assets(2)	$68,224	$833	4.85%	$181,465	$2,497	5.48%	$172,167	$2,350	5.42%
Investment securities(3) (tax-equivalent)	704,629	3,985	2.26%	731,815	3,945	2.16%	799,093	4,345	2.17%
Loans and loans held for sale(4) (tax-equivalent)	3,911,386	54,673	5.56%	3,813,800	53,956	5.63%	3,467,945	46,824	5.36%
Total interest-earnings assets (tax-equivalent)	4,684,239	59,491	5.06%	4,727,080	60,398	5.09%	4,439,205	53,519	4.79%
Other assets	101,952			104,284			78,102
Total assets	$4,786,191			$4,831,364			$4,517,307

Liabilities and stockholders' equity:
Non-interest checking	$1,106,823	—		$1,069,130	—		$1,145,254	$—
Interest checking, savings and money market	2,471,854	11,728	1.89%	2,574,439	13,017	2.01%	2,437,142	10,786	1.76%
CDs	683,248	7,760	4.52%	651,614	7,564	4.62%	500,286	5,035	3.99%
Total deposits	4,261,925	19,488	1.82%	4,295,183	20,581	1.91%	4,082,682	15,821	1.54%
Borrowed funds	37,812	394	4.15%	61,232	674	4.38%	7,572	43	2.24%
Subordinated debt(5)	59,768	867	5.80%	59,689	866	5.81%	59,451	867	5.83%
Total funding liabilities	4,359,505	20,749	1.89%	4,416,104	22,121	1.99%	4,149,705	16,731	1.60%
Other liabilities	65,720			60,524			60,376
Total liabilities	4,425,225			4,476,628			4,210,081
Stockholders' equity	360,966			354,736			307,226
Total liabilities and stockholders' equity	$4,786,191			$4,831,364			$4,517,307

Net interest-rate spread (tax-equivalent)			3.17%			3.10%			3.19%
Net interest income (tax-equivalent)		38,742			38,277			36,788
Net interest margin (tax-equivalent)			3.29%			3.22%			3.29%
Less tax-equivalent adjustment		249			257			270
Net interest income		$38,493			$38,020			$36,518
Net interest margin			3.27%			3.20%			3.27%
(1)Average yields and interest income are presented on a tax-equivalent basis, calculated using a U.S. federal income tax rate of 21% for each period presented, based on tax-equivalent adjustments associated with tax-exempt loans and investments interest income.
(2)Average other interest-earning assets include interest-earning deposits with banks, federal funds sold and Federal Home Loan Bank stock.
(3)Average investment securities are presented at average amortized cost.
(4)Average loans and loans held for sale are presented at average amortized cost and include non-accrual loans.
(5)Subordinated debt is net of average deferred debt issuance costs.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This communication may contain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the plans, objectives, expectations and intentions of Independent and Enterprise, the expected timing of completion of the proposed transaction, and other statements that are not historical facts. Such statements reflect the current views of Independent Bank Corp. (“Independent”) and Enterprise Bancorp, Inc. (“Enterprise”) with respect to future events and financial performance, and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs, expectations, plans, predictions, forecasts, objectives, assumptions or future events or performance, are forward-looking statements. Forward-looking statements often, but not always, may be identified by words such as expect, anticipate, believe, intend, potential, estimate, plan, target, goal, or similar words or expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

Independent and Enterprise caution that the forward-looking statements in this communication are not guarantees of future performance and involve a number of known and unknown risks, uncertainties and assumptions that are difficult to assess and are subject to change based on factors which are, in many instances, beyond Independent’s and Enterprise’s control. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: (1) changes in general economic, political, or industry conditions; (2) uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; (3) volatility and disruptions in global capital and credit markets; (4) movements in interest rates; (5) the resurgence of elevated levels of inflation or inflationary pressures in the United States and the Enterprise and Independent market areas; (6) increased competition in the markets of Independent and Enterprise; (7) success, impact, and timing of business strategies of Independent and Enterprise; (8) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations; (9) the expected impact of the proposed transaction between Enterprise and Independent on the combined entities’ operations, financial condition, and financial results; (10) the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); (11) the failure to obtain Enterprise shareholder approval or to satisfy any of the other conditions to the proposed transaction on a timely basis or at all or other delays in completing the proposed transaction; (12) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; (13) the outcome of any legal proceedings that may be instituted against Independent or Enterprise; (14) the possibility that the anticipated benefits of the proposed transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Independent and Enterprise do business; (15) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (16) diversion of management’s attention from ongoing business operations and opportunities; (17) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; (18) the dilution caused by Independent’s issuance of additional shares of its capital stock in connection with the proposed transaction; (19) cyber incidents or other failures, disruptions or breaches of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; and (20) other factors that may affect the future results of Independent and Enterprise.

Additional factors that could cause results to differ materially from those described above can be found in Independent’s Annual Report on Form 10-K for the year ended December 31, 2023 and in its subsequent Quarterly Reports on Form 10-Q, including in the respective “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such reports, as well as in subsequent SEC filings, each of which is on file with the U.S. Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of Independent’s website, www.rocklandtrust.com, under the heading “SEC Filings” and in other documents Independent files with the SEC, and in Enterprise’s Annual Report on Form 10-K for the year ended December 31, 2023 and in its subsequent Quarterly Reports on Form 10-Q, including in the respective “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such reports, as well as in subsequent SEC filings, each of which is on file with and available in the “Investor Relations” section of Enterprise’s website, enterprisebancorp.q4ir.com, under the heading “SEC Filings” and in other documents Enterprise files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Independent nor Enterprise assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. All forward-looking statements, express or implied, included in the document are qualified in their entirety by this cautionary statement.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication is being made with respect to the proposed transaction involving Independent and Enterprise. This material is not a solicitation of any vote or approval of the Enterprise shareholders and is not a substitute for the proxy statement/prospectus or any other documents that Independent and Enterprise may send to their respective shareholders in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the proposed transaction between Independent and Enterprise, Independent has filed with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) that includes a proxy statement for a special meeting of Enterprise’s shareholders to approve the proposed transaction and that also constitutes a prospectus for the Independent common stock that will be issued in the proposed transaction, as well as other relevant documents concerning the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SHAREHOLDERS OF INDEPENDENT AND ENTERPRISE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Enterprise will mail the proxy statement/prospectus to its shareholders. Shareholders are also urged to carefully review and consider Independent’s and Enterprise’s public filings with the SEC, including, but not limited to, their respective proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Copies of the Registration Statement and of the proxy statement/prospectus and other filings incorporated by reference therein, as well as other filings containing information about Independent and Enterprise, can be obtained, free of charge, as they become available at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Independent Investor Relations, 288 Union Street, Rockland, Massachusetts 02370, telephone (774) 363-9872 or to Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, MA 01852, Attention: Corporate Secretary, telephone (978) 656-5578.

PARTICIPANTS IN THE SOLICITATION
Independent, Enterprise, and certain of their respective directors, executive officers and employees may, under the SEC’s rules, be deemed to be participants in the solicitation of proxies from the shareholders of Enterprise in connection with the proposed transaction. Information regarding Independent’s directors and executive officers is available in its definitive proxy statement relating to its 2024 Annual Meeting of Shareholders, which was filed with the SEC on March 28, 2024, and its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 28, 2024, and other documents filed by Independent with the SEC. Information regarding Enterprise’s directors and executive officers is available in its definitive proxy statement relating to its 2024 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2024, and its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 8, 2024 and other documents filed by Enterprise with the SEC. Other information regarding the persons who may, under the SEC’s rules, be deemed to be participants in the proxy solicitation of Enterprise’s shareholders in connection with the proposed transaction, and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus regarding the proposed transaction and other relevant materials filed with the SEC when they become available, which may be obtained free of charge as described in the preceding paragraph.